Tecogen Announces
Fourth Quarter and Year-End 2024 Results

NORTH BILLERICA, Mass., March 17, 2025 - Tecogen Inc. (OTCQX:TGEN), a leading manufacturer of clean energy products, reported revenues of $6.08 million and net loss of $1.19 million for the quarter ended December 31, 2024 compared to revenues of $5.90 million, and a net loss of $1.85 million in 2023. We generated $4.06 million in cash from operations and used $0.97 million in cash to acquire property plant and equipment, principally the improvements required at our North Billerica facility, during the year ended December 31, 2024. Our cash balance was $5.41 million at December 31, 2024, which reflects $1.0 million of additional funding provided by related parties during 2024 and increased customer deposits received in the quarter ended December 31, 2024.
Abinand Rangesh, CEO of Tecogen, reported that "there have been multiple exciting developments at Tecogen. We recently signed a global partnership with Vertiv, we closed an InVerde project with a small data center in CT, and our backlog is strong. We were also successful in collecting substantial customer deposits, so we finished the year with >$5m in cash, placing us in a favorable position to grow. Our overall gross profit margin also expanded by 5% points to 45%. During my last call, I had forecast sequential improvements in revenue starting at >$6m for Q4, which we have achieved. I also forecast a small data center project closing in the first quarter of 2025, which we have achieved. The data center in CT chose our InVerde as the superior option after comparing it against alternatives, showing our products have tremendous potential for data centers. During this upcoming call I will provide more context for the data center strategy and why we are so excited about partnering with Vertiv."
Key Takeaways
Net Loss and Earnings Per Share
•Net loss for the quarter ended December 31, 2024 was $1.19 million compared to a net loss of $1.85 million for the same period of 2023, a decrease of $0.66 million, due to increased gross profit from our Products and Services segments and decreased operating expenses in 2024. EPS for the quarter ended December 31, 2024 and 2023 was a loss of $0.05/share and $0.07/share, respectively.
•Net loss for the year ended December 31, 2024 was $4.76 million compared to a net loss of $4.60 million in 2023, an increase of $0.16 million, due to decreased revenue and gross profit for our Products segment due to the relocation of our manufacturing operations to our new facility in April 2024 and the $0.22 million goodwill impairment, offset by decreased operating expenses in 2024. EPS for the year ended December 31, 2024 and 2023 was a loss of $0.19/share for both years.

Loss from Operations
•Loss from operations for the quarter ended December 31, 2024 was $1.14 million compared to a loss from operations of $1.82 million for the same period in 2023, a decrease of $0.68 million, due to increased gross profit from our Products and Services segments and decreased operating expenses.
•Loss from operations for the year ended December 31, 2024 was $4.53 million compared to a loss from operations of $4.41 million for the same period in 2023, an increase of $0.12 million, due to decreased revenue and gross profit for our Products segment due to the relocation of our manufacturing operations to our new facility in April 2024 and the $0.22 million goodwill impairment, offset by decreased operating expenses.
Revenues
•Revenues for the quarter ended December 31, 2024 were $6.08 million compared to $5.90 million for the same period in 2023, a 3.0% increase.
◦Products revenues in the quarter ended December 31, 2024 were $1.44 million compared to $1.77 million for the same period in 2023, a decrease of 18.3%. The decrease in revenue during the quarter ended December 31, 2024 is due to a reduction in cogeneration and engineered accessory revenue.
◦Services revenues in the quarter ended December 31, 2024 were $4.08 million, compared to $3.59 million for the same period in 2023, an increase of 13.7% due to a $0.42 million increase in revenues from existing contracts and a $0.07 million increase in revenues from the acquired Aegis maintenance contracts.
◦Energy Production revenues in the quarter ended December 31, 2024 were $550 thousand compared to $542 thousand for the same period in 2023, an increase of 1.6%. The increase in Energy Production revenue is due to increased run hours at certain energy production sites.

•Revenues for the year ended December 31, 2024 were $22.62 million compared to $25.14 million for the same period in 2023, a decrease of 10.0% year over year.
◦Products revenues in the year ended December 31, 2024 were $4.44 million compared to $8.86 million for the same period in 2023, a decrease of 49.8%. The decrease in revenue during the year ended December 31, 2024 is due to the relocation of our manufacturing operations to our new facility in April 2024, which necessitated construction activities to install equipment test cells and comply with local regulations, significantly reducing our production capacity during the second and a portion of the the third quarter. We resumed manufacturing operations during the third quarter of 2024.
◦Services revenues in the year ended December 31, 2024 were $16.07 million compared to $14.52 million for the same period in 2023, an increase of 10.7%. The increase in revenue during the year ended December 31, 2024 is due to the addition of $0.79 million in revenues from the acquired Aegis maintenance contracts, and a $0.76 million increase in service contract revenues from existing contracts.
◦Energy Production revenues in the year ended December 31, 2024 were $2.10 million, compared to $1.76 million for the same period in 2023, an increase of 19.6%. The increase in Energy Production revenue is due to increased run hours at certain energy production sites.

Gross Profit
•Gross profit for the quarter ended December 31, 2024 was $2.73 million compared to $2.35 million in the same period in 2023. Gross margin increased to 45.0% in the quarter ended December 31, 2024 compared to 39.8% for the same period in 2023. The increase in gross margin was driven by lower provisions for obsolete inventory in the quarter ended December 31, 2024 and improved Energy Production margins.
•Gross profit for the year ended December 31, 2024 was $9.87 million compared to $10.20 million in the same period of 2023. Gross margin increased to 43.6% in the year ended December 31, 2024 compared to 40.6% for the same period in 2023. The increase in gross margin was due to improved Services margins and lower provisions for obsolete inventory in the year ended December 31, 2024.

Operating Expenses

•Operating expenses decreased $0.29 million, or 7.0%, to $3.87 million in the quarter ended December 31, 2024 compared to $4.16 million in the same period in 2023, due to decreased credit loss expense in 2024, offset partially by the $0.22 million goodwill impairment.
•Operating expenses decreased $0.21 million, or 1.4%, to $14.40 million in the year ended December 31, 2024 compared to $14.62 million in the same period in 2023 due to decreased credit loss expense, offset partially by the $0.22 million goodwill impairment and a general increase in other operating expense in 2024 .

Adjusted EBITDA was negative $0.69 million for the quarter ended December 31, 2024 compared to negative $0.53 million for the quarter ended December 31, 2024. Adjusted EBITDA was negative $3.63 million for the year ended December 31, 2024 compared to negative $2.58 million for the year ended December 31, 2024. (Adjusted EBITDA is defined as net income or loss attributable to Tecogen, adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on investment securities, goodwill impairment charges and other non-cash non-recurring charges or gains including abandonment of intangible assets and asset impairment. See the table following the Condensed Consolidated Statements of Operations for a reconciliation from net income (loss) to Adjusted EBITDA, as well as important disclosures about the Company's use of Adjusted EBITDA).
Conference Call Scheduled for March 18, 2025, at 9:30 am ET
Tecogen will host a conference call on March 18, 2025 to discuss the fourth quarter results beginning at 9:30 am eastern time. To listen to the call please dial (877) 407-7186 within the U.S. and Canada, or +1 (201) 689-8052 from other international locations. Participants should ask to be joined to the Tecogen Fourth Quarter and Year-End 2024 earnings call. Please begin dialing 10 minutes before the scheduled starting time. The earnings press release will be available on the Company website at www.Tecogen.com in the "News and Events" section under "About Us." The earnings conference call will be webcast live. To view the associated slides, register for and listen to the webcast, go to https://ir.tecogen.com/ir-calendar. Following the call, the recording will be archived for 14 days.
The earnings conference call will be recorded and available for playback one hour after the end of the call. To listen to the playback, dial (877) 660-6853 within the U.S. and Canada, or (201) 612-7415 from other international locations and use Conference Call ID#: 13752231.

About Tecogen
Tecogen Inc. designs, manufactures, sells, installs, and maintains high efficiency, ultra-clean, cogeneration products including engine-driven combined heat and power, air conditioning systems, and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company provides cost effective, environmentally friendly and reliable products for energy production that nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint. In business for over 35 years, Tecogen has shipped more than 3,200 units, supported by an established network of engineering, sales, and service personnel in key markets in North America. For more information, please visit www.tecogen.com or contact us for a free Site Assessment.
Forward Looking Statements
This press release and any accompanying documents, contain “forward-looking statements” which may describe strategies, goals, outlooks or other non-historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan,"  "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.
In addition to those factors described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and on our Form 8-K, under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth.
In addition to GAAP financial measures, this press release includes certain non-GAAP financial measures, including adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures.
Tecogen Media & Investor Relations Contact Information:
Abinand Rangesh
P: 781-466-6487
E: Abinand.Rangesh@tecogen.com

TECOGEN INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$5,405,233	$1,351,270
Accounts receivable, net	6,026,545	6,781,484
Unbilled revenue	398,898	1,258,532
Inventories, net	9,634,005	10,553,419
Prepaid and other current assets	680,565	360,639
Total current assets	22,145,246	20,305,344
Long-term assets:
Property, plant and equipment, net	1,738,036	1,162,577
Right of use assets - operating leases	1,730,358	743,096
Right of use assets - finance leases	452,390	200,187
Intangible assets, net	2,513,189	2,436,230
Goodwill	2,346,566	2,743,424
Other assets	166,474	201,771
TOTAL ASSETS	$31,092,259	$27,792,629
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Related party notes payable	$1,548,872	$505,505
Accounts payable	4,142,678	4,514,415
Accrued expenses	2,890,886	2,504,629
Deferred revenue, current	6,701,131	1,647,206
Operating lease obligations, current	430,382	248,933
Finance lease obligations, current	85,646	40,540
Acquisition liabilities, current	902,552	845,363
Unfavorable contract liability, current	113,449	176,207
Total current liabilities	16,815,596	10,482,798
Long-term liabilities:
Deferred revenue, net of current portion	1,165,951	369,611
Operating lease obligations, net of current portion	1,341,789	523,660
Finance lease obligations, net of current portion	325,235	159,647
Acquisition liabilities, net of current portion	1,008,760	1,181,779
Unfavorable contract liability, net of current portion	309,390	422,839
Total liabilities	20,966,721	13,140,334
Commitments and contingencies
Stockholders’ equity:
Tecogen Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 24,950,261 issued and outstanding at December 31, 2024 and 24,850,261 shares issued and outstanding at December 31, 2023	24,950	24,850
Additional paid-in capital	57,845,289	57,601,402
Accumulated deficit	(47,639,894)	(42,879,656)
Total Tecogen Inc. stockholders’ equity	10,230,345	14,746,596
Non-controlling interest	(104,807)	(94,301)
Total stockholders’ equity	10,125,538	14,652,295
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$31,092,259	$27,792,629

TECOGEN INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	December 31, 2024	December 31, 2023
Revenues
Products	$1,441,909	$1,765,390
Services	4,083,492	3,591,310
Energy production	550,121	541,613
Total revenues	6,075,522	5,898,313
Cost of sales
Products	995,921	1,422,325
Services	2,009,762	1,749,347
Energy production	335,392	377,379
Total cost of sales	3,341,075	3,549,051
Gross profit	2,734,447	2,349,262
Operating expenses
General and administrative	2,928,287	3,461,807
Selling	503,145	504,716
Research and development	226,843	214,320
(Gain) loss on disposition of assets	(4,111)	(16,257)
Goodwill impairment	217,295	—
Total operating expenses	3,871,459	4,164,586
Loss from operations	(1,137,012)	(1,815,324)
Other income (expense)
Other income (expense), net	(11,509)	(24,442)
Interest expense	(30,762)	(7,421)
Unrealized gain (loss) on investment securities	—	18,749
Total other income (expense), net	(42,271)	(13,114)
Loss before provision for state income taxes	(1,179,283)	(1,828,438)
Provision for state income taxes	465	239
Consolidated net loss	(1,179,748)	(1,828,677)
Income attributable to the non-controlling interest	(6,319)	(17,720)
Loss attributable to Tecogen Inc.	$(1,186,067)	$(1,846,397)

Net loss per share - basic	$(0.05)	$(0.07)
Net loss per share - diluted	$(0.05)	$(0.07)
Weighted average shares outstanding - basic	24,893,739	24,850,261
Weighted average shares outstanding - diluted	24,893,739	24,850,261

	Three Months Ended
	December 31, 2024	December 31, 2023
Non-GAAP financial disclosure (1)
Net loss attributable to Tecogen Inc.	$(1,186,067)	$(1,846,397)
Interest expense, net	30,762	7,421
Income taxes	465	239
Depreciation & amortization, net	134,039	107,933
EBITDA	(1,020,801)	(1,730,804)
Stock-based compensation	41,082	75,683
Unrealized loss on securities	—	(18,749)
Inventory write down	70,530	402,883
Credit loss provision	—	744,248
Goodwill impairment	217,295	—
Adjusted EBITDA	$(691,894)	$(526,739)

TECOGEN INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Years Ended
	December 31, 2024	December 31, 2023
Revenues
Products	$4,443,996	$8,859,946
Services	16,074,870	14,523,054
Energy production	2,100,670	1,756,419
Total revenues	22,619,536	25,139,419
Cost of sales
Products	3,014,655	5,923,096
Services	8,432,876	7,909,202
Energy production	1,301,832	1,105,503
Total cost of sales	12,749,363	14,937,801
Gross profit	9,870,173	10,201,618
Operating expenses
General and administrative	11,356,406	11,880,389
Selling	1,880,903	1,931,037
Research and development	961,837	840,011
Gain on sale of assets	(12,181)	(36,207)
Goodwill impairment	217,295	—
Total operating expenses	14,404,260	14,615,230
Loss from operations	(4,534,087)	(4,413,612)
Other income (expense)
Interest and other income (expense), net	(26,814)	(61,003)
Interest expense	(90,304)	(16,050)
Total other income (expense), net	(117,118)	(77,053)
Loss before provision for state income taxes	(4,651,205)	(4,490,665)
Provision for state income taxes	22,565	32,491
Consolidated net loss	(4,673,770)	(4,523,156)
Income attributable to non-controlling interest	(86,468)	(74,952)
Net loss attributable to Tecogen Inc.	$(4,760,238)	$(4,598,108)

Net loss per share - basic	$(0.19)	$(0.19)
Net loss per share - diluted	$(0.19)	$(0.19)
Weighted average shares outstanding - basic	24,861,190	24,850,261
Weighted average shares outstanding - diluted	24,861,190	24,850,261

	Years Ended
	December 31, 2024	December 31, 2023
Non-GAAP financial disclosure (1)
Net income loss attributable to Tecogen Inc.	$(4,760,238)	$(4,598,108)
Interest expense	90,304	16,050
Provision for income taxes	22,565	32,491
Depreciation & amortization, net	553,783	567,712
EBITDA	(4,093,586)	(3,981,855)
Stock-based compensation	172,987	250,394
Credit loss provision	—	744,248
Inventory writedown	70,530	402,883
Goodwill impairment	217,295	—
Adjusted EBITDA	$(3,632,774)	$(2,584,330)

(1) Non-GAAP Financial Measures
In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, this news release contains information about Adjusted EBITDA (net income (loss) attributable to Tecogen Inc adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on investment securities, goodwill impairment charges and other non-cash non-recurring charges including abandonment of certain intangible assets), which is a non-GAAP measure.  The Company believes Adjusted EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  Adjusted EBITDA is not calculated through the application of GAAP.  Accordingly, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

TECOGEN INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Years Ended
	December 31, 2024	December 31, 2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated loss	$(4,673,770)	$(4,523,156)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, accretion and amortization, net	553,783	567,712
Gain on sale of assets	(12,181)	(36,207)
Provision for credit losses	146,010	902,432
Provision for inventory reserve	70,530	402,883
Stock-based compensation	172,987	250,394
Goodwill impairment	217,295	—
Non-cash interest expense	45,025	5,505
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	608,929	(81,195)
Inventory, net	848,884	(82,525)
Unbilled revenue	859,634	56,994
Prepaid expenses and other current assets	(319,926)	40,550
Other non-current assets	510,723	265,725
Increase (decrease) in:
Accounts payable	(371,736)	1,161,416
Accrued expenses	386,257	128,869
Deferred revenue	5,850,265	543,842
Other current liabilities	(832,162)	(421,049)
Net cash provided by (used in) operating activities	4,060,547	(817,810)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(969,163)	(46,851)
Proceeds on sale of property and equipment	51,400	34,655
Payment for business acquisition	—	(170,000)
Distributions to noncontrolling interest	(96,974)	(62,693)
Net used in investing activities	(1,014,737)	(244,889)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party note	1,000,000	500,000
Finance lease principal payments	(62,847)	—
Proceeds from exercise of stock options	71,000	—
Net cash provided by financing activities	1,008,153	500,000
Change in cash and cash equivalents	4,053,963	(562,699)
Cash and cash equivalents, beginning of the year	1,351,270	1,913,969
Cash and cash equivalents, end of the year	$5,405,233	$1,351,270
Supplemental disclosure of cash flow information:
Cash paid for interest	$45,278	$10,926
Cash paid for taxes	$22,565	$32,491
Non-cash investing activities
Right-of-use assets acquired under operating leases	$1,650,994	$148,093
Right-of-use assets acquired under finance leases	$295,085	$200,187
Aegis acquisition:
Accounts receivable credit	$—	$300,000
Accounts payable assumed	—	91,048
Contingent consideration	272,901	1,256,656
Total fair value of non-cash consideration	$272,901	$1,647,704